Exhibit 99.1

PARSLEY ENERGY ANNOUNCES SECOND QUARTER 2016

FINANCIAL AND OPERATING RESULTS AND UPDATES FULL-YEAR GUIDANCE

AUSTIN, Texas, August 3, 2016 – Parsley Energy, Inc. (NYSE: PE) (“Parsley,” “Parsley Energy,” or the “Company”) today announced financial and operating results for the quarter ended June 30, 2016. The Company has posted to its website a presentation that supplements the information in this release.

Second Quarter 2016 Highlights

•	Net production averaged 35.7 MBoe per day, up 23% versus 1Q16 and 60% year-over-year. Net oil production increased 25% versus 1Q16 and 82% year-over-year, with oil volumes representing 66% of total production in 2Q16.

•	The Company is increasing full-year 2016 production guidance from 31.5-34.5 MBoe per day to 36.0-38.0 MBoe per day.

•	Lease operating expense (“LOE”) per Boe decreased for the fifth consecutive quarter, down 17% versus 1Q16 to $4.37.

•	Parsley is lowering full-year 2016 LOE per Boe guidance from $5.50-$6.50 to $4.50-$5.25.

•	Cash general and administrative (“G&A”) expense per Boe decreased 32% versus 1Q16 to $4.28.

•	Parsley is lowering full-year 2016 cash G&A per Boe guidance from $4.75-$5.75 to $4.50-$5.00.

•	The Company expects to complete 80-90 gross horizontal wells in 2016, up from the previous expectation of 65-75 gross horizontal wells, benefiting from ongoing efficiency gains. To accommodate these additional wells, Parsley is increasing guidance for full-year 2016 capital expenditures from $410-$460 million to $460-$510 million.

•	Parsley closed previously announced acquisitions of approximately 14,200 net acres in the Southern Delaware Basin and approximately 8,700 net acres in the Midland Basin. Subsequent to the end of 2Q16, the Company also closed the previously announced acquisition of mineral rights in approximately 30,000 acres in the Southern Delaware Basin.

“The substantial production growth and cost compression Parsley generated during the second quarter are exactly what we envisioned earlier this year when we made a non-consensus decision to maintain operational momentum in the face of unsteady commodity prices,” said Bryan Sheffield, Parsley’s President and CEO. “We are also gratified to have closed on meaningful leasehold acquisitions in both the Midland Basin and Southern Delaware Basin at increasingly attractive prices, and to have boosted the economic potential of our promising Southern Delaware acreage by acquiring associated mineral rights. Taking a broader view, over Parsley’s nine quarters as a public company, we have increased production at a 16% compound quarterly growth rate—almost entirely through the drill-bit—and built an asset base and the organizational capacity to support top-tier growth for years to come.”

Operational Highlights

During the second quarter, Parsley spud 21 and completed 25 gross operated horizontal wells with an average working interest of 93%. Second quarter completion activity includes four recently acquired wells that had been drilled but not completed by the previous operators.

Parsley completed its first horizontal well on its recently acquired Reeves County acreage in the Southern Delaware Basin. The Ranger C4-7-4309H, completed in the upper Wolfcamp interval with a 5,078’ stimulated lateral, registered a strong peak 30-day initial production (“IP”) rate of 1,127 Boe per day or 222 Boe per day per thousand stimulated feet. Normalized to 7,000 lateral feet, the well is outperforming the Company’s 1 million Boe EUR type curve for Midland Basin Wolfcamp A/B wells by 24% after 60 days of production and is also on pace with the strong results posted by the initial wells on Parsley’s Trees Ranch prospect in the Southern Delaware Basin.

The Midland Basin wells that achieved 30-day peak production periods since the Company’s last quarterly update generated an average 30-day IP rate of 1,013 Boe per day, with an average stimulated lateral length of 6,238’ and an average oil cut of 75%. Each of these wells was completed in the Wolfcamp A or Wolfcamp B target interval and among them, the Hirsch E 4201H, completed in the Wolfcamp A formation in Upton County, established a Company record 30-day IP rate of 284 Boe/d per thousand stimulated feet.

Financial Highlights

During the second quarter of 2016, the Company recorded a net loss attributable to its stockholders of $21.4 million, or $0.13 per weighted average share. Excluding, on a tax-adjusted basis, certain items that the Company does not view as indicative of its financial performance, and adding back the non-controlling interest allocated to Class B stockholders, adjusted net income for the second quarter of 2016 was $6.8 million, or $0.04 per diluted share.

Adjusted earnings before interest, income taxes, depreciation, depletion, amortization, and exploration expense (“Adjusted EBITDAX”) for the second quarter of 2016 was $81.9 million, up 48% compared to the first quarter of 2016.1

Parsley generated significant reductions in unit costs during the second quarter of 2016. LOE per Boe decreased from $5.25 in 1Q16 to $4.37 in 2Q16. G&A per Boe decreased from $7.29 in 1Q16 to $5.33 in 2Q16, while cash G&A per Boe, which excludes stock-based compensation expense, decreased from $6.25 in 1Q16 to $4.28 in 2Q16. Depreciation, depletion, and amortization expense per Boe decreased from $18.66 in 1Q16 to $17.23 in the second quarter of 2016.

Despite completing ten more horizontal wells in 2Q16 than in 1Q16, reported capital expenditures increased by just $26 million quarter-over-quarter to $136 million. Reported capital expenditures include costs associated with the horizontal drilling activity noted above, as well as one vertical well and one saltwater disposal well. Drilling and completion costs for a 7,000-stimulated-foot Wolfcamp well in the Midland Basin averaged less than $5 million for the first time, registering $4.8 million during the second quarter.

Liquidity Update

As of June 30, 2016, the Company had $966 million of liquidity—consisting of $441 million of cash on hand and an undrawn amount of $525 million on the Company’s revolving credit facility. Pro forma for the closing of its Southern Delaware minerals acquisition on July 14, 2016, the Company had approximately $189 million of cash on hand, $714 million of liquidity, and a net debt to annualized adjusted EBITDAX ratio of 1.7.

Hedging Update

Parsley maintains an active hedging program to reduce the variability of its anticipated cash flows arising from fluctuations in commodity prices. The Company remains well-hedged, with a majority of anticipated oil volumes hedged this year and a significant hedge position in 2017. Parsley also recently entered into natural gas hedge positions with settlements starting in 2017. For details on Parsley’s hedging position, please see the investor presentation on the Company’s website and/or the Company’s Quarterly Report on Form 10-Q, upon availability, for the period ended June 30, 2016.

[1]	“Adjusted EBITDAX” and “adjusted net income” are not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see the supplemental financial information at the end of this news release for a reconciliation of the non-GAAP financial measures of adjusted net loss and adjusted EBITDAX to GAAP financial measures.

Full-year 2016 Guidance Update

	2016	2016
	Previous	Updated
Production
Production (Mboe/d)	31.5-34.5	36.0-38.0
% Oil	65%-70%	65%-70%
Capital Program
Drilling and completion ($MM)	$355-$395	$395-$435
Infrastructure and other ($MM)	$55-$65	$65-$75
Total development expenditures ($MM)	$410-$460	$460-$510
Activity
Gross horizontal completions	65-75	80-90
Midland Basin	60-68	75-83
Delaware Basin	5-7	5-7
Average lateral length	~7,000’	~7,000’
Gross vertical completions	3-6	3-6
Average working interest	85%-95%	85%-95%
Unit Costs
Lease operating expenses ($/Boe)	$5.50-$6.50	$4.50-$5.25
Cash general and administrative expenses ($/Boe)	$4.75-$5.75	$4.50-$5.00
Production and ad valorem taxes (% of revenue)	6.5%-7.5%	6.5%-7.5%

Conference Call Information

Parsley Energy will host a conference call and webcast to discuss its results for the second quarter of 2016 on Thursday, August 4 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). Participants should call 877-407-0672 (United States/Canada) or 412-902-0003 (International) 10 minutes before the scheduled time and request the Parsley Energy conference call. A telephone replay will be available shortly after the call through August 11 by dialing 877-660-6853 (United States/Canada) or 201-612-7415 (International). Conference ID: 13641422. A live broadcast will also be available on the internet at www.parsleyenergy.com under the “Investor Relations” section of the website. The Company has also posted to its website a presentation that supplements the information in this release.

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition and development of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit the Company’s website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the SEC, including its Annual Report on Form 10-K. The risk factors and other factors noted in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Vice President, Corporate Strategy and Investor Relations

ir@parsleyenergy.com

(512) 505-5199

- Tables to Follow -

Parsley Energy, Inc.

Selected Operating Data

(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net production volumes:
Oil (MBbls)	2,157	1,731	1,183
Natural gas (MMcf)	3,154	2,944	2,698
NGLs (MBbls)	566	425	392

Total (MBoe)(1)	3,249	2,647	2,025

Average net daily production (Boe/d)	35,703	29,088	22,249

Average sales prices(2):
Oil, without realized derivatives (per Bbl)	$42.25	$30.06	$53.61
Oil, with realized derivatives (per Bbl)	47.49	46.73	60.78
Natural gas, without realized derivatives (per Mcf)	1.85	1.88	2.48
Natural gas, with realized derivatives (per Mcf)	1.85	1.88	2.65
NGLs (per Bbl)	16.51	11.04	19.76

Total, without realized derivatives (per Boe)	$32.72	$23.52	$38.45
Total, with realized derivatives (per Boe)	$36.20	$34.42	$42.86

Average costs (per Boe):
Lease operating expenses	$4.37	$5.25	$9.12
Production and ad valorem taxes	$1.97	$1.58	$2.68
Depreciation, depletion and amortization	$17.23	$18.66	$21.93
General and administrative expenses (including stock-based compensation)	$5.33	$7.29	$6.95
General and administrative expenses (cash based)	$4.28	$6.25	$5.91

(1)	One Boe is equal to six Mcf of natural gas or one Bbl of oil or NGLs based on an approximate energy equivalency. This is an energy content correlation and does not reflect a value or price relationship between the commodities.
(2)	Average prices shown in the table include transportation and gathering costs and reflect prices both before and after the effects of the Company’s realized commodity hedging transactions. The Company’s calculation of such effects includes both realized gains and losses on cash settlements for commodity derivative transactions and premiums paid or received on options that settled during the period.

Parsley Energy, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Oil sales	$91,129	$63,418	$143,160	$107,106
Natural gas sales	5,834	6,696	11,377	13,652
Natural gas liquids sales	9,347	7,746	14,041	12,313

Total revenues	106,310	77,860	168,578	133,071
Operating expenses
Lease operating expenses	14,204	18,464	28,102	34,862
Production and ad valorem taxes	6,407	5,431	10,602	9,926
Depreciation, depletion and amortization	55,988	44,407	105,372	81,788
General and administrative expenses (including stock based compensation)	17,307	14,083	36,606	27,064
Exploration costs	8,978	1,515	9,666	4,734
Acquisition costs	486	—	486	—
Accretion of asset retirement obligations	215	221	385	470
Rig termination costs	—	3,870	—	8,970
Other operating expenses	1,651	23	2,547	23

Total operating expenses	105,236	88,014	193,766	167,837

Operating income (loss)	1,074	(10,154)	(25,188)	(34,766)

Other income (expense)
Interest expense, net	(12,199)	(11,099)	(23,393)	(22,940)
(Loss) gain on sale of property	(469)	1,031	(119)	1,031
Derivative loss	(27,304)	(17,733)	(25,216)	(10,591)
Other income, net	492	1,559	251	1,838

Total other expense, net	(39,480)	(26,242)	(48,477)	(30,662)

Loss before income taxes	(38,406)	(36,396)	(73,665)	(65,428)
Income tax benefit	10,918	10,216	20,486	15,690

Net loss	(27,488)	(26,180)	(53,179)	(49,738)

Less: Net loss attributable to noncontrolling interests	6,111	7,051	12,448	13,585

Net loss attributable to Parsley Energy, Inc. stockholders	$(21,377)	$(19,129)	$(40,731)	$(36,153)

Net loss per common share:
Basic	($0.13)	($0.18)	($0.28)	($0.35)
Diluted	($0.13)	($0.18)	($0.28)	($0.35)
Weighted average common shares outstanding:
Basic	158,662	108,058	147,313	104,684
Diluted	158,662	108,058	147,313	104,684

*	Certain reclassifications and adjustments to prior period amounts have been made to conform with current presentation.

Parsley Energy, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2016	December 31, 2015
Cash and cash equivalents	$441,024	$343,084
Other current assets	149,775	145,242

Total current assets	$590,799	$488,326

Total property, plant and equipment, net	2,675,114	1,985,753
Total noncurrent assets	24,281	31,021

Total Assets	$3,290,194	$2,505,100

Total current liabilities	$225,806	$228,497
Long-term debt	742,471	546,832
Other noncurrent liabilities	131,712	143,130

Total noncurrent liabilities	$874,183	$689,962

Total liabilities	1,099,989	918,459
Total equity	2,190,205	1,586,641

Total Liabilities and Shareholders’ Equity	$3,290,194	$2,505,100

Parsley Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net loss	$(53,179)	$(49,738)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Non-cash and other items	176,373	123,530
Changes in operating assets and liabilities	(71,389)	4,835

Net cash provided by operating activities	$51,805	$78,627

Net cash used in investing activities	(807,975)	(255,938)

Cash flows from financing activities:
Net proceeds (repayments) from long-term debt	194,936	(76,072)
Issuance of common stock	659,174	223,931

Net cash provided by financing activities	$854,110	$147,859

Net increase in cash and cash equivalents	97,940	(29,452)
Cash and cash equivalents, beginning of year	343,084	50,550

Cash and cash equivalents, end of period	$441,024	$21,098

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDAX

Adjusted EBITDAX is not a measure of net income as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net (loss) income before depreciation, depletion and amortization, exploration costs, acquisition costs, (gain) loss on sales of oil and natural gas properties, asset retirement obligation accretion expense, stock-based compensation, net interest expense, income tax (benefit) expense, rig termination costs, derivative (income) loss, net settlements on derivative instruments, and net premium realizations on options that settled during the period.

Management believes Adjusted EBITDAX is useful because it allows the Company to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. The Company’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measure of other companies. The Company believes that Adjusted EBITDAX is a widely followed measure of operating performance.

The following table presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income for each of the periods indicated.

Parsley Energy, Inc.

Adjusted EBITDAX

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Adjusted EBITDAX reconciliation to net loss:
Net loss attributable to Parsley Energy, Inc. stockholders	$(21,377)	$(19,129)	$(40,731)	$(36,153)
Net loss attributable to noncontrolling interests	(6,111)	(7,051)	(12,448)	(13,585)
Depreciation, depletion and amortization	55,988	44,407	105,372	81,788
Exploration costs	8,978	1,515	9,666	4,734
Acquisition costs	486	—	486	—
Loss (gain) on sale of property	469	(1,031)	119	(1,031)
Accretion of asset retirement obligations	215	221	385	470
Stock based compensation	3,391	2,112	6,150	3,753
Interest expense, net	12,199	11,099	23,393	22,940
Income tax benefit	(10,918)	(10,216)	(20,486)	(15,690)
Rig termination costs	—	3,870	—	8,970
Derivative loss	27,304	17,733	25,216	10,591
Net settlements on derivative instruments	747	8,071	19,187	21,267
Net premium realization on options that settled during the period	10,551	2,181	20,965	2,045

Adjusted EBITDAX	$81,922	$53,782	$137,274	$90,099

*	Certain reclassifications to prior period amounts have been made to conform with current presentation.

Adjusted Net Income (Loss)

Adjusted net income (loss) is a performance measure used by management to evaluate financial performance, prior to non-cash gains or losses on derivatives, net cash received for derivative settlements, net premiums received on options that settled during the period, (gain) loss on sale of property, exploration costs, acquisition costs, and rig termination costs while adjusting for noncontrolling interest and the associated changes in estimated income tax. Management believes adjusted net income (loss) is useful because it may enhance investors’ ability to assess Parsley’s historical and future financial performance. Adjusted net income (loss) should not be considered an alternative to consolidated net income, operating income, or any other measure of financial performance presented in accordance with GAAP. The following table presents a reconciliation of the non-GAAP financial measure of adjusted net income (loss) to the GAAP financial measure of net income (loss).

Parsley Energy, Inc.

Adjusted Net Income (Loss) and Net Income (Loss) Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss attributable to Parsley Energy, Inc. stockholders	$(21,377)	$(19,129)	$(40,731)	$(36,153)
Derivative loss	27,304	17,733	25,216	10,591
Net settlements on derivative instruments	747	8,071	19,187	21,267
Net premium realization on options that settled during the period	10,551	2,181	20,965	2,045
Loss (gain) on sale of property	469	(1,031)	119	(1,031)
Exploration costs	8,978	1,515	9,666	4,734
Acquisition costs	486	—	486	—
Rig termination costs	—	3,870	—	8,970
Noncontrolling interest	(6,085)	(7,051)	(12,442)	(13,585)
Change in estimated income tax	(14,224)	(7,975)	(21,077)	(11,706)

Adjusted net income (loss)	$6,849	$(1,816)	$1,389	$(14,868)

Weighted average diluted shares outstanding	191,705	140,444	180,254	137,042
Adjusted net income (loss) per diluted share	$0.04	$(0.01)	$0.01	$(0.11)

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